Exhibit 99.1

NEWS RELEASE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Announces Record Date and Meeting Date for Special Meeting of Stockholders

•	Stockholders to vote on proposed acquisition by Nassau
•	Record date set for Nov. 16, 2015
•	Meeting date set for Dec. 17, 2015 at 10 a.m. EST

Hartford, CT, Nov. 12, 2015 – The Phoenix Companies, Inc. (NYSE:PNX) (“Phoenix”) today announced that it will hold a special meeting of stockholders on Thursday, Dec. 17, 2015, beginning at 10 a.m. EST. Stockholders of record at the close of business on Monday, Nov. 16, 2015 will be entitled to vote their shares at the special meeting.

At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 28, 2015, between Phoenix, Davero Merger Sub Corp. and Nassau Reinsurance Group Holdings, L.P. (“Nassau”) and related matters. Subject to the terms and conditions of the merger agreement, Davero Merger Sub Corp., a direct wholly-owned subsidiary of Nassau, will be merged with and into Phoenix with Phoenix as the surviving company and a direct wholly-owned subsidiary of Nassau. Phoenix’s Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to adopt the merger agreement.

Upon the completion of the merger, Phoenix stockholders will have the right to receive $37.50 in cash, without interest, for each share of common stock, par value $0.01 per share, that they own immediately prior to the effective time of the merger.

The meeting will take place at Phoenix’s offices at One American Row, Hartford, CT, and will be broadcast live on the company’s website, www.phoenixwm.com in the Investor Relations section. A replay will be available on the website beginning later that day and will remain on the website until at least December 31, 2015.

-more-

The Phoenix Companies, Inc. … 2

All materials related to the special meeting, including the company’s definitive proxy statement, will be filed with the SEC and may be reviewed on the company’s website, www.phoenixwm.com in the Investor Relations section.

In addition to Phoenix stockholder approval, the completion of the merger is subject to regulatory approvals and other closing conditions. It is expected to close in early 2016.

About Phoenix

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and has two insurance company operating subsidiaries: Phoenix Life Insurance Company, which has its statutory home office in East Greenbush, New York, and PHL Variable Insurance Company, which has its statutory home office in Hartford, Connecticut. For more information, www.phoenixwm.com

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The Phoenix Companies, Inc. by Nassau Reinsurance Group Holdings L.P. In connection with this proposed acquisition, Phoenix has filed a preliminary proxy statement on October 30, 2015 on Schedule 14A. Phoenix will also file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a definitive proxy statement and may file other documents in connection with the proposed acquisition. This communication is not a substitute for any proxy statement or other document Phoenix may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PHOENIX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement (when available) will be mailed to stockholders of Phoenix. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Phoenix through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Phoenix will be available free of charge on Phoenix’s internet website at http://www.phoenixwm.com or by contacting Phoenix’s Investor Relations Director by email at pnx.ir@phoenixwm.com or by phone at 860-403-7100.

-more-

The Phoenix Companies, Inc. … 3

Participants in Solicitation

Phoenix, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Phoenix in connection with the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Information about the directors and executive officers of Phoenix is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 2, 2015, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 which were filed with the SEC on August 10, 2015 and November 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on August 10, 2015, August 11, 2015, September 29, 2015, September 30, 2015 and November 9, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement that was filed with the SEC on October 30, 2015 and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

The Phoenix Companies, Inc.

One American Row

PO Box 5056 Hartford, CT 06102-5056

Tel. 860-403-7100

www.phoenixwm.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Phoenix concerning the proposed transaction involving Phoenix and Nassau and other future events and their potential effects on Phoenix. Such statements are based upon the current beliefs and expectations of Phoenix’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the transaction, many of which are beyond Phoenix’s control.

###